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                                                                   EXHIBIT 10.17

                             EMPLOYMENT AGREEMENT
                             --------------------

          AGREEMENT, made as of this 27th day of October, 1997, by and between MANOR CARE, INC., a Delaware corporation (the "Company"), and JAMES H. REMPE (the "Employee").

                              W I T N E S S E T H
                              -------------------

          WHEREAS, the Company and the Employee reached agreement on the basic terms and conditions of the continued employment of the Employee as evidenced by a memorandum dated October 16, 1997 agreed to on behalf of the Company on October 27, 1997; and

          WHEREAS, the Employee and the Company wish to enter into a formal employment agreement reflecting such agreement;

          NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

          1.   Employment.  The Company hereby agrees to continue to employ the
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Employee, and the Employee hereby accepts such continued employment, upon the terms and conditions set forth in this Agreement.
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                                      -2-

          2.   Term.  The term (the "Term") of the Employee's employment under
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this Agreement shall be the period commencing on October 27, 1997 and shall continue until May 31, 2002, unless sooner terminated by termination of the Employee's employment pursuant to Section 9, 10, 11 or 12. The Term shall be divided into two parts: (i) the period from October 27, 1997 through May 31, 2000 (the "Initial Term") and (ii) the period from June 1, 2000 through May 31, 2002 (the "Final Term"); provided, however, that in no event shall the Initial Term or Final Term extend beyond the end of the Term.

          3.   Position and Duties.  During the Initial Term, the Employee shall
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serve as Senior Vice President, General Counsel and Secretary of the Company,
and shall have such responsibilities and authority as commensurate with such office and as may from time to time be prescribed by or pursuant to the Company's By-laws. The Employee shall devote substantially all of his working time and efforts during the Initial Term to the business and affairs of the Company.

          During the Final Term, the Employee shall perform such services as are reasonably requested by the Chief Executive Officer of the Company; provided, however, that the Em-
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                                      -3-

ployee's services during the Final Term shall consume no more than 25% of the Employee's available working time in any given month. The Employee shall not be required to maintain any office hours during the Final Term. The Employee shall remain a common-law employee of the Company during the Final Term but shall not hold any of the positions set forth in the first sentence of this Section 3.

          4.   Compensation.  During the Term, the Company shall provide the
               ------------
Employee with the following compensation and other benefits:

          (a)  Base Salary. During the Initial Term, the Company shall pay to
               -----------
the Employee base salary at the initial rate of $293,592 per annum, which shall be payable in accordance with the standard payroll practices of the Company. Such base salary rate shall be reviewed annually during the Initial Term in accordance with the Company's normal policies; provided, however, that at no time during the Initial Term shall the Employee's base salary be decreased from the rate then in effect except with the written consent of the Employee.
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                                      -4-

          During the Final Term, the Company shall pay to the Employee base salary at an initial rate equal to 25% of his annual base salary rate as in effect on May 31, 2000, which shall be payable in accordance with the standard payroll practices of the Company. Such base salary rate shall be reviewed annually during the Final Term in accordance with the Company's normal policies; provided, however, that at no time during the Final Term shall the Employee's base salary be decreased from the rate then in effect except with the written consent of the Employee.

          (b)  Bonus.  During the Term, the Employee shall participate in the
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annual bonus program maintained for the executive officers of the Company. The
Employee's maximum bonus opportunity for each fiscal year during the Term shall be no less than 50% of his annual base salary for that year.

          (c)  Club Dues.  During the Term, the Company shall pay the Employee's
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dues for membership in a country club or lunch club of his choice.

          (d)  Other Benefits.  In addition to the compensation and benefits
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otherwise specified in this Agreement, the
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                                      -5-

Employee (and, if provided for under the applicable plan or program, his spouse) shall be entitled to participate in, and to receive benefits under, the Company's employee benefit plans and programs that are or may be available to senior executives generally and on terms and conditions that are no less favorable than those generally applicable to other senior executives of the Company. At no time during the Term shall the Employee's participation in or benefits received under such plans and programs be decreased except (i) in connection with across-the-board reductions similarly affecting substantially all senior executives of the Company or (ii) with the written consent of the Employee.

          (e)  Expenses.  The Employee shall be entitled to prompt reimbursement
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of all reasonable expenses incurred by him in performing services hereunder, provided he properly accounts therefor in accordance with the Company's policies.

          (f)  Office and Services Furnished.  During the Term, the Company
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shall provide the Employee with suitable office space and secretarial assistance, together with access to a telephone, computer, printer, fax machine, and other necessary office equipment.
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                                      -6-

          5.   SERP Benefits.  The Employee has elected to receive his benefits
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under the Company's Supplemental Executive Retirement Plan ("SERP") in equal monthly installments for life commencing as of May 1, 1998. The parties acknowledge that the Employee's monthly payment under the SERP shall be $7,140.08. If there is any cost-of-living increase in benefits payable to any other person covered by the SERP or under any other supplemental retirement plan maintained by the Company or any successor thereto or parent thereof, the amount of the Employee's SERP benefit shall be correspondingly adjusted. The Company shall pay (i) the Employee's share of the Federal Insurance Contributions Act taxes, the Federal Unemployment Tax Act taxes, and any other federal, state and local employment taxes imposed on the SERP payments and (ii) an additional amount (the "SERP Gross-up Payment") sufficient to cover the Federal, state and local income and employment taxes on the payments made by the Company pursuant to (i) and on the SERP Gross-up Payment. For purposes of determining the SERP Gross-up Payment, the Employee shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year for which the SERP Gross-up Payment is to be made and state and local income taxes at the highest marginal rate to
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                                      -7-

which such payment could be subject based upon the state and locality of the Employee's residence or employment, net of the maximum deduction in Federal income taxes which could be obtained from deduction of such state and local taxes. In addition, for purposes of determining the amount of the SERP Gross-up Payment, the Company shall make a determination of the amount of any employment taxes required on the SERP Gross-up Payment. The SERP Gross-up Payment shall be paid to the Employee no later than March 1 of the calendar year next following the calendar year to which it relates.

          6.   Security for Nonqualified Benefits.  Upon the Employee's
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termination of employment for any reason, the Company shall take such actions as may be necessary to fully secure the Company's obligations to pay benefits to the Employee and his beneficiaries under the SERP, the Company's Nonqualified Retirement Savings and Investment Plan, and the Company's other nonqualified deferred compensation plans. Such security shall protect the Employee against the risk that the Company will fail to pay such benefits by reason of either repudiation or insolvency. If the provision of such security results in the imposition of any Federal, state or local income or employ-
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                                      -8-

ment taxes on the Employee (or his beneficiary) prior to the date on which such benefits become payable under the applicable plan, the Company shall pay to the Employee (or his beneficiary) each year (i) an amount equal to such Federal, state and local income and employment taxes and (ii) an additional amount (the "Nonqualified Gross-up Payment") sufficient to cover the Federal, state and local income and employment taxes on the payments made by the Company pursuant to (i) and on the Nonqualified Gross-up Payment. Such income and employment taxes shall be calculated in the same manner as described in Section 5. The Nonqualified Gross-up Payment shall be paid to the Employee (or his beneficiary) no later than March 1 of the calendar year next following the calendar year to which it relates.

          7.   Vesting of Restricted Stock.  The shares of restricted stock
               ---------------------------
granted to the Employee pursuant to a restricted stock agreement dated October 16, 1997 shall vest in accordance with the following schedule: (i) one-third on February 24, 1998, (ii) an additional one-third on February 24, 1999, and (iii) the final one-third on February 24, 2000. Notwithstanding the foregoing, such shares of restricted stock shall imme-diately become fully vested in the event that the Employee's employment with the Company terminates for any reason other than (i) the Company's termination of the Employee's employment for Cause in accordance with Section 9(a) or (ii) the Employee's resignation (other than for Good Reason) pursuant to Section 11.

          8.   Stock Options.  The stock options granted to the Employee by the
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Company shall become exercisable in accordance with their terms; provided, however, that such options shall immediately become fully exercisable on the date of the Employee's retirement if the Company adopts a policy that stock options of executives shall become fully exercisable upon the executive's retirement.

          9.   Termination of Employment by the Company.
               ----------------------------------------

          (a)  For Cause.  The Company may terminate the Employee's employment
               ---------
for Cause if (i) the Employee willfully engages in conduct which is materially and demonstrably injurious to the Company, or (ii) the Employee willfully engages in an act or acts of dishonesty resulting in material personal gain to the Employee at the expense of the Company.
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                                      -10-

The Company shall exercise its right to terminate the Employee's employment for Cause by (i) giving him written notice of termination at least 20 days before the date of such termination specifying in reasonable detail the circumstances constituting such Cause; and (ii) delivering to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors (except the Employee), after reasonable notice to the Employee and an opportunity for the Employee and his counsel to be heard before the Board of Directors, finding that the Employee has engaged in the conduct set forth in this subsection (a). In the event of such termination of the Employee's employment for Cause, the Employee shall be entitled to receive (i) his base salary pursuant to Section 4(a) and any other compensation and benefits to the extent actually earned pursuant to this Agreement or any benefit plan or program of the Company as of the date of such termination at the normal time for payment of such salary, compensation or benefits and (ii) any amounts owing under Section 4(e). Except as provided in
Section 14, the Employee shall receive no other compensation or benefits from the Company.
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                                      -11-

          (b)  Without Cause.  The Company may terminate the Employee's
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employment at any time and for any reason, other than for Cause, by giving him a written notice of termination to that effect at least 30 days before the date of termination. In the event of such termination of the Employee's employment without Cause, the Employee shall be entitled to the benefits described in
Section 13.

          10.  Termination of Employment for Good Reason.  The Employee may
               -----------------------------------------
terminate his employment for Good Reason by giving the Company a written notice of termination at least 30 days before the date of such termination specifying in reasonable detail the circumstances constituting such Good Reason. In the event of the Employee's termination of his employment for Good Reason, the Employee shall be entitled to the benefits described in Section 13. For purposes of this Agreement, Good Reason shall mean (i) a significant reduction in the scope of the Employee's authority, position, title, functions, duties or responsibilities from that which is contemplated by this Agreement, (ii) the relocation of the Employee's office location to a location more than 25 miles away from the Employee's principal place of employment on October 27, 1997,
(iii) any reduc-
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                                      -12-

tion in the Employee's base salary, (iv) a significant change in the Company's annual bonus program adversely affecting the Employee, or (v) a significant reduction in the other employee benefits provided to the Employee. If an event constituting a ground for termination of employment for Good Reason occurs, and the Employee fails to give notice of termination within 3 months after the occurrence of such event, the Employee shall be deemed to have waived his right to terminate employment for Good Reason in connection with such event (but not for any other event for which the 3-month period has not expired).

          11.  Resignation from Employment Other than for Good Reason.  The
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Employee may resign from employment at any time and for any reason, other than pursuant to Section 10, by giving the Company a written notice of termination to that effect at least 30 days before the date of termination. In the event of the Employee's termination of his employment pursuant to this Section 11, the Employee shall be entitled to receive (i) his base salary pursuant to Section 4(a) and any other compensation and benefits to the extent actually earned by the Employee pursuant to this Agreement or any benefit plan or program of the Company as of the date of such termination at the
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                                      -13-

normal time for payment of such salary, compensation or benefits, and (ii) any amounts owing under Section 4(e). Except as provided in Section 14, the Employee shall receive no other compensation or benefits from the Company.

          12.  Termination of Employment By Death.  In the event of the death of
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the Employee during the course of his employment hereunder, the Employee's estate shall be entitled to receive his base salary pursuant to Section 4(a) and any other compensation and benefits to the extent actually earned by the Employee pursuant to this Agreement or any other benefit plan or program of the Company as of the date of such termination at the normal time for payment of such salary, compensation or benefits, and any amounts owing under Section 4(e).

          13.  Benefits upon Termination Without Cause or For Good Reason.  If
               ----------------------------------------------------------
the Employee's employment with the Company shall terminate (i) because of termination by the Company pursuant to Section 9(b) other than for Cause, or
(ii) because of termination by the Employee for Good Reason pursuant to Section 10, the Employee shall be entitled to the following:
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                                      -14-

          (a) The Company shall pay to the Employee his base salary pursuant to
Section 4(a) and any other compensation and benefits to the extent actually earned by the Employee under this Agreement or any benefit plan or program of the Company as of the date of such termination at the normal time for payment of such salary, compensation or benefits.

          (b) The Company shall pay the Employee any amounts owing under Section 4(e).

          (c) The Company shall pay to the Employee as a severance benefit the sum of the amounts that the Employee would have received as salary, bonus and car allowance if he had continued in employment with the Company until May 31, 2002, assuming (i) that his annual base salary on the date of termination of employment increased thereafter at a rate of 5% per year (but taking into account the reduction to 25% of the then applicable base salary on June 1,
2000), (ii) that he received annual bonuses at the rate of 50% of base salary for each fiscal year, and (iii) that his car allowance each year was the greater of his car allowance for the Company's fiscal year ending March 31, 1998 or for the
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                                      -15-

fiscal year in which his employment terminates. Such severance benefit shall be paid in a lump sum within 30 days after the date of such termination of employment.

          (d) The Company shall pay to the Employee as a bonus for the year of termination of his employment an amount equal to a portion (determined as provided in the next sentence) of the maximum bonus that the Employee could have received under the Company's annual bonus program for the fiscal year in which his employment terminates. Such portion shall be determined by dividing the number of days of the Employee's employment during such fiscal year up to his termination of employment by 365 (366 if a leap year). Such payment shall be made in a lump sum within 30 days after the date of such termination of employment, and the Employee shall have no right to any further bonuses under said program.

          (e) During the period beginning on the date of the Employee's termination of employment and ending on May 31, 2002, the Employee shall remain covered by the medical, dental, disability and other welfare benefit plans of the Company that covered him immediately prior to his termi-
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                                      -16-

nation of employment as if he had remained in employment for such period. In the event that the Employee's participation in any such plan is barred, the Company shall arrange to provide the Employee with substantially similar benefits. In no event shall the welfare benefits provided pursuant to this subsection (e) be less favorable, in the aggregate, than the most favorable such benefits in effect for the Employee at any time during the period beginning on October 27, 1997 and ending on the date of the Employee's termination of employment or, if more favorable to the Employee, those provided generally at the applicable time to senior executives of the Company.

          (f) The shares of restricted stock granted to the Employee on February 24, 1997 shall become fully vested on the date of the Employee's termination of employment.

          (g) The Company shall continue to pay the club dues described in
Section 4(c) and to provide the office space, secretarial assistance and access to office equipment described in Section 4(f) through May 31, 2002.
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                                      -17-

          (h) The Company shall credit to the Employee's Company Contribution Account under the Company's Nonqualified Retirement Savings and Investment Plan (the "Nonqualified Plan"), effective as of the date of the Employee's termination of employment, an amount equal to 6% of the base salary that would have been paid to the Employee during the period commencing on the date of his termination of employment and ending on May 31, 2002, assuming that his annual base salary on the date of termination of employment increased thereafter at a rate of 5% per year but taking into account the reduction to 25% of the then applicable base salary on June 1, 2000. In addition, effective as of the date of the Employee's termination of employment, the Employee's account balance under the Nonqualified Plan (as adjusted pursuant to the preceding sentence) shall be increased by a factor of 20%.

          (i) The Company shall arrange for an outplacement assistance firm to provide outplacement assistance services to the Employee at the Company's expense for a period of twelve months beginning on the date of termination of the Employee's employment.
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                                      -18-

          14.  Entitlement To Other Benefits.  Except as provided in this
               -----------------------------
Agreement, this Agreement shall not be construed as limiting in any way any rights or benefits that the Employee or his spouse, dependents or beneficiaries may have pursuant to any other plan or program of the Company.

          15.  Confidential Information.  The Employee shall retain in
               ------------------------
confidence any confidential information known to him concerning the Company, its subsidiaries, and their respective businesses until such information is publicly disclosed. This provision shall survive the termination of the Employee's employment for any reason under this Agreement.

          16.  No Duty to Seek Employment.  The Employee shall not be under any
               --------------------------
duty or obligation to seek or accept other employment following termination of employment, and no amount, payment or benefits due to the Employee hereunder shall be reduced or suspended if the Employee accepts subsequent employment.

          17.  Arbitration.  Any dispute or controversy arising under or in
               -----------
connection with this Agreement shall, if the Employee so elects, be settled by arbitration, conducted before a panel of three arbitrators in Washington, D.C. in accordance with the applicable rules and procedures of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Such arbitration shall be final and binding on the parties. The panel of arbitrators shall be selected as follows: the Employee and the Company shall each designate an individual to act as arbitrator; the two arbitrators shall then jointly designate a third arbitrator.

          18.  Legal Expenses.  If any dispute or controversy arises under or in
               --------------
connection with this Agreement, the Company shall promptly pay all legal fees and expenses, including, without limitation, reasonable attorneys' fees, incurred by the Employee in seeking to obtain or enforce any right or benefit under this Agreement, provided, however, that this obligation of the Company shall not apply unless the Employee prevails in whole or in part.

          19.  Successors.  This Agreement shall be binding upon and inure to
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the benefit of the Employee and his estate and the Company and any successor or
Parent (as hereinafter defined) of the Company, but neither this Agreement nor any
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                                      -20-

rights arising hereunder may be assigned or pledged by the Employee. For purposes of this Agreement, the term "Company" shall include Manor Care, Inc. and its successors and any Parent thereof. "Parent" shall mean any company owning, directly or indirectly, stock possessing more than 50% of the total combined voting power of all classes of stock in Manor Care, Inc. or its successor entitled to vote.

          20.  Severability.  Any provision in this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          21.  Notices.  All notices required or permitted to be given under
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this Agreement shall be given in writing and shall be deemed sufficiently given if delivered by hand or mailed by registered mail, return receipt requested, to his residence in the case of the Employee and to its principal executive offices in the case of the Company. Either party may by giving written notice to the other party in accordance with this Section 21 change the address at which it is to receive notices hereunder.

          22.  Controlling Law.  This Agreement shall in all respects be
               ---------------
governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflict of laws).

          23.  Changes to Agreement.  This Agreement may not be changed orally
               --------------------
but only in a writing, signed by the party against whom enforcement is sought.

          24.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument.

          25.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
Agreement between the parties with respect to its subject matter and supersedes all prior agreements, drafts, and written or oral representations of either party.
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                                      -22-

          IN WITNESS WHEREOF, the parties have executed this Agreement as of October 27, 1997.


EMPLOYEE:                               MANOR CARE, INC.


______________________                  By:____________________________
James H. Rempe

                                        ATTEST:


                                        By:____________________________